EXHIBIT 10.2 	                                            DUE:  April 1, 2001
                               REVOLVING NOTE
                           INTERPOINT CORPORATION

$20,000,000.00                                         	Dated: March 29, 1996
                                                         	Seattle, Washington

	INTERPOINT CORPORATION ("Maker") unconditionally promises to pay to the order of Bank of America NW, N.A., doing business as SEAFIRST BANK ("Bank") at its Western Commercial Banking, Team 2 office, on or before April 1, 2001, in immediately available funds, the principal sum of Twenty Million and No/100 Dollars ($20,000,000.00), or such lesser sum as may be outstanding under this Note, together with interest on the daily unpaid principal balance from the date of each Advance until paid in full in accordance with the terms, conditions, and definitions of the Credit Agreement dated March 29, 1996 ("Agreement") between
Maker, as Borrower, and Bank. If at any time the outstanding principal balance of this Note shall exceed the Credit Limit, Maker shall immediately repay principal of the this Note in an amount sufficient to reduce the principal balance of this Note to the Credit Limit then in effect.

	This Note is the Revolving Note referred to in the Agreement, and the Agreement is incorporated herein. Also incorporated herein is Exhibit 1 attached hereto, regarding prepayment fees.

	If a Default shall occur, interest shall accrue, at the option of the holder of this Note, from the date of Default at a floating rate per annum three percent (3%) above the Prime Rate, as the Prime Rate may vary from time to time, and the entire unpaid principal amount of this Note, together with all accrued interest, shall become immediately due and payable at the option of the holder hereof.

	Advances under this Note may be made by Bank at the oral or written request of Leslie S. Rock, Peter H. van Oppen, Chris Willis, Marilyn Goldberg, any one acting alone, who are authorized to request Advances and direct the disposition of any such Advances until written notice of the revocation of such authority is received by Bank at its office indicated above. Any such Advance shall be conclusively presumed to have been made to or for the benefit of Maker when made in accordance with such requests and directions, or when said Advances are deposited to the credit of an account of Maker with Bank, regardless of the fact that persons other than those authorized under this paragraph may have authority to draw against such account.

	Except as otherwise expressly set forth in the Agreement, Maker hereby waives presentment, demand, protest, and notice of dishonor hereof. Each party signing or endorsing this Note signs as maker and principal, and not as guarantor, surety, or accommodation party; and is estopped from asserting any defense based on any capacity other than maker or principal.

	This Note shall be governed by and construed in accordance with the laws of the State of Washington.

                                           INTERPOINT CORPORATION

                                           By     /s/Leslie s. Rock
                                                  -------------------------

                                           Title 	Vice President, Treasurer
                                                  -------------------------